CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS OF
EnerJex Resources, Inc.

We consent to the incorporation by reference in the Registration Statement No, 333-154472  on Form S-8 of EnerJex Resources, Inc., relating to our audits of the consolidated financial statements of EnerJex Resources, Inc. included in the Annual Report on Form 10-K of EnerJex Resources, Inc. for the years ended March 31, 2009 and 2010.

/s/ Weaver & Martin, LLC
Weaver & Martin, LLC
Certified Public Accountants

Kansas City, Missouri
Date: July 14, 2010